EXHIBIT 99.1

Date December 23, 2008, 6:00 a.m. EST

Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel, Inc.’s CEO, Reed Killion, Featured in Interview with

The Wall Street Transcript

The Woodlands, TX (December 23, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that Mr. Reed Killion, the Company’s President & CEO, was the subject of an in-depth interview by The Wall Street Transcript. The interview is part of a report published by The Wall Street Transcript for professional investors and money managers.

In the interview, Mr. Killion noted that UniPixel’s first significant funding was received in 2005.  The Company “started from a concept and a patented idea called TMOS at the beginning of 2005. Over the last three and a half years we have designed, patented and produced proof of concept and functional TMOS displays.  During the course of our TMOS development we designed, patented and produced Opcuity ™ Performance Engineered Films, which are the key element of TMOS.  Our breakthrough work on Opcuity™ Films has led to a family of products, the first of which will enter the market with the commercial introduction of our Opcuity™ FPR (Finger Print Resistant) Film technology in 2009.”  Mr. Killion continued, “Our business model is to license our TMOS display technology to current LCD panel manufacturers and to manufacture our Opcuity Performance Engineered Films for use in TMOS displays. During this year we have made outstanding strides in both developing our technologies and subsequently executing our business model.  The Opcuity™ Family of films will support TMOS display technology and our Opcuity finger print resistant (FPR) film will provide a variety of touch screen applications with a protective finger print resistant cover film.

 “The opportunity for UniPixel is to transition our TMOS display technology into the LCD display market, which is estimated to be $128.6 billion by the year 2010. These markets include everything from mobile phones, cameras, GPS, games, computers, TV and active signage. By licensing TMOS technology for production to an established LCD producer, we create a market for our Opcuity™ film for TMOS.  The markets for our other Opcuity Performance Engineered films are also large and growing, with the touch screen display market projected to reach 833 million units by 2013.  Furthermore, touch screen displays will be the first commercial market we will be selling product in.”

Mr. Killion concluded, “We are delighted to be featured by The Wall Street Transcript and share our story with professional investors and money managers in this prestigious publication. This interview is a testament to the growing awareness of UniPixel’s advanced display technology and its advantages over existing alternatives, such as lower cost of production, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility.”

A copy of the full interview with Mr. Killion can be accessed on UniPixel’s corporate website at http://unipixel.com/assets/press20081222.pdf.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

About The Wall Street Transcript

The Wall Street Transcript is a unique service for investors and industry researchers - providing fresh commentary and insight through verbatim interviews with CEOs and research analysts. The publication can be reached by calling (212) 952-7433 or via The Wall Street Transcript Online at http://www.twst.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Laura Guerrant-Oiye

Principal

Guerrant Associates

Phone: 808-882-1467

Email: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net